Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Stock Incentive Plan and the Amended and Restated 2021 Employee Stock Purchase Plan of Decibel Therapeutics, Inc. of our report dated March 14, 2023, with respect to the consolidated financial statements of Decibel Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2023